UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2006

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 20, 2006, and December 21, 2006 Hawaiian Airlines, Inc.(“Hawaiian”), a Delaware corporation and wholly-owned subsidiary of the registrant, entered into purchase agreements with AWMS I, a Delaware statutory trust (“AWMS I”), providing for the purchase of three Boeing 767-300ER aircraft, each such aircraft including two Pratt & Whitney Model PW4060 engines (the “Aircraft”).  The aggregate purchase price for the Aircraft is approximately $150 million.  Each Aircraft had previously been leased by Hawaiian from AWMS I pursuant to a lease agreement that provided AWMS I with the option for an early termination of the lease agreement.

A portion of the purchase price for the Aircraft was financed out of the proceeds of Senior Secured Term Loan Facilities aggregating $126 million (the “Loans”) with C.I.T. Leasing Corporation.  The Loans amortize over seven years, subject to a balloon payment of $17 million at maturity. The Loans bear interest at a floating rate based upon a 3.37% margin over LIBOR.  The Loans are secured by a first priority security interest in the Aircraft.  There is a prepayment penalty of 3.25% of the then-outstanding principal balance should the Loan be repaid during the first year.  Following the first year, the Loans are prepayable without penalty.

Concurrently with the purchase of the Aircraft, on December 20, 2006, Hawaiian amended lease agreements with AWMS I covering four Boeing 767-300ER aircraft (the “Amendments”).  The Amendments eliminate AWMS I’s early termination option, modify the term of the subject lease agreements and modify the monthly rent due under the subject lease agreements.

AWMS I also agreed, in connection with the foregoing amendments, to provide Hawaiian with an option to purchase three spare aircraft engines currently being leased by Hawaiian.

The registrant had previously announced, in November 2006, the execution of a letter of intent with AWMS I, which provided for the agreements with AWMS I described above.

Item 8.01.              Other Events.

During a conference call with investors on November 1, 2006 hosted by the registrant’s chief executive officer and chief financial officer, the registrant indicated its expectation that the four 767-300 aircraft purchased by Hawaiian in March 2006 in two separate transactions would enter into revenue service before the end of 2006 following a modification and overhaul process.  The first of these aircraft entered into service in September 2006, however, the entry into service of the remaining three aircraft has been delayed as a result of unanticipated delays in achieving certification of certain modifications to the aircraft interiors.  The registrant currently anticipates entering the second aircraft into service during December 2006 or January 2007.  The remaining two aircraft are expected to enter service late in the first quarter or early in the second quarter of 2007.

On December 21, 2006, the registrant issued the press release attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Hawaiian Airlines, Inc. Dated December 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2006

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release of Hawaiian Airlines, Inc. Dated December 21, 2006.